UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of Earliest Event Reported): October 5, 2011

The Savannah Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-18560	58-1861820
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

25 Bull Street, Savannah, GA 31401
(Address of Principal Executive Offices, including Zip Code)

912-629-6486
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2011, The Savannah Bank, N.A., (the “Bank”), subsidiary bank of The Savannah Bancorp, Inc. (the “Company”), entered into a formal written agreement (the “Agreement”) with the Office of the Comptroller of the Currency (the “OCC”).

The Agreement is based on the findings of the OCC during their on-site examination of the Bank for the examination period ended December 31, 2010.  Since the completion of the examination, the Board of Directors and management of the Bank have aggressively worked to address the findings of the exam and have developed formal action plans to comply with the remaining requirements of the Agreement and the concerns that gave rise to the Agreement.  In addition, entry into the Agreement does not change the Bank’s “well-capitalized” status as of the date of this Current Report.

Under the terms of the Agreement, the Bank is required to take the following actions:  (i) protect the Bank’s interest in assets criticized by the OCC and develop a written program for each criticized asset that is effective in eliminating the basis of criticism of the assets criticized in the OCC’s Report of Examination, in subsequent examination reports or other internal or external loan reviews as “doubtful,” “substandard” or “special mention” and limit the extension of credit to borrowers whose loans or other extensions of credit are criticized in the Report of Examination, in subsequent examination reports or other internal or external loan reviews; (ii) develop, implement and adhere to a written program to reduce the high level of credit risk and to strengthen credit risk identification practices; (iii) develop and implement a three year written strategic plan for the Bank that will establish objectives for the Bank’s overall risk profile, earnings, performance growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop; (iv) revise and ensure adherence to a three year capital program; and (v) obtain prior written determination of no supervisory objection from the OCC before accepting, renewing, or rolling over brokered deposits except for certain brokered money market accounts not to exceed $35,000,000.  Pursuant to the Agreement, the Bank’s Board of Directors will appoint a compliance committee to monitor and coordinate the Bank’s performance under the Agreement and submit a written progress report to the Board on a quarterly basis.  In addition, the Bank has also agreed to maintain minimum capital ratios of 8% Tier 1 and 12% total risk-based.

The foregoing description is only a summary of the some of the most material terms of the Agreement.

Item 7.01                      Regulation FD Disclosure.

In connection with the Bank’s entry into the Agreement, as described in Item 1.01 above, the Company issued a press release, the information contained in which is incorporated into this Item 7.01 by this reference.  The information contained in this Item 7.01, including the related information set forth in the attached press release and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise.  The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 11, 2011.*

* The Press Release attached hereto as Exhibit 99.1 is “furnished’’ and not “filed’’, as described in Item 7.01 of the Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAVANNAH BANCORP, INC. (REGISTRANT)

By:  /s/ Michael W. Harden, Jr.
Michael W. Harden, Jr.
Chief Financial Officer

Date: October 11, 2011

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 11, 2011.